   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1999

                                      REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 FIREPOND, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             7389                            41-1462409
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                            ------------------------

                               890 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 487-8400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                            ------------------------

                                KLAUS P. BESIER
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 FIREPOND, INC.
                               890 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 487-8400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

               JOHN B. STEELE, ESQ.                              PATRICK J. RONDEAU, ESQ.
              MCDERMOTT, WILL & EMERY                                HALE AND DORR LLP
                  28 STATE STREET                                     60 STATE STREET
         BOSTON, MASSACHUSETTS 02109-1775                    BOSTON, MASSACHUSETTS 02109-1803
                  (617) 535-4000                                      (617) 526-6000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.    [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    [ ]
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     The sole purpose of this Amendment No. 1 to Form S-1 is to file the exhibits filed with and attached to this Amendment No. 1.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses payable by us in connection with the offering (excluding underwriting discounts and commissions):

NATURE OF EXPENSE                                             AMOUNT
-----------------                                             -------
SEC Registration Fee........................................  $20,850
NASD Filing Fee.............................................    8,000
Nasdaq National Market Listing Fee..........................        *
Accounting Fees and Expenses................................        *
Legal Fees and Expenses.....................................        *
Printing Expenses...........................................        *
Blue Sky Qualification Fees and Expenses....................        *
Transfer Agent's Fee........................................        *
Miscellaneous...............................................        *
                                                              -------
Total.......................................................        *
                                                              =======

------------
* To be completed by amendment.

     The amounts set forth above, except for the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and Nasdaq National Market fees, are in each case estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In accordance with Section 145 of the Delaware General Corporation Law,
Article VII of our amended and restated certificate of incorporation provides that no director of FirePond be personally liable to FirePond, its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to FirePond or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, the first amended and restated certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Article V of our amended and restated by-laws provides for indemnification by FirePond of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of FirePond, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

     Under Section 7 of the underwriting agreement to be filed as Exhibit 1.1 hereto, the underwriters have agreed to indemnify, under certain conditions, FirePond, its directors, certain officers and persons who control FirePond within the meaning of the Securities Act against certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Set forth in chronological order below is information regarding the number of shares of capital stock issued by the Registrant during the past three years. Further included is the consideration, if any, received by the Registrant for such shares, and information relating to the section of the Securities Act or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

     1. An aggregate of 837,776 shares of Series A preferred stock was issued in a private placement in May 1997 to investment funds associated with General Atlantic. In July 1997, an aggregate of 3,351,104 additional shares of Series A preferred stock were issued to investment funds associated with General Atlantic to account for a 5-for-1 stock split. The Series A preferred stock is convertible into 2,792,587 shares of common stock. The consideration received for such shares was $11,000,000.

     2. Warrants to purchase an aggregate of 190,438 shares of Series B preferred stock (which are convertible into 634,794 shares of common stock) were issued in a private placement in May 1997 to investment funds associated with General Atlantic. The consideration received for such warrants was $1,000.

     3. An aggregate of 570,342 shares of Series C preferred stock (which are convertible into 380,228 shares of common stock) was issued in a private placement in July 1997 to Ramsey/Bierne Associates Incorporated and Ori Sasson, pursuant to a Stock Purchase Agreement. The consideration received for such shares was $1,500,000.

     4. An aggregate of 100,000 shares of Series D preferred stock was issued in a private placement in October 1997 to investment funds associated with General Atlantic pursuant to a Stock Purchase Agreement. The consideration received for such shares was $10,000,000. The shares of Series D preferred stock were exchanged for 3,802,281 shares of Series E preferred stock in April 1998.

     5. An aggregate of 86,061 shares of common stock was issued in a private placement in September 1998 to Loek van den Boog, a private investor. The consideration received for such shares was $339,509.

     6. An aggregate of 7,604,563 shares of Series E preferred stock was issued in a private placement in April 1998 to investment funds associated with General Atlantic pursuant to a Stock Purchase Agreement. The consideration received for such shares was $10,000,000 and the exchange of all of the outstanding shares of Series D preferred stock. These shares of Series E preferred stock were exchanged for an equivalent number of shares of Series G preferred stock in February 1999.

     7. An aggregate of 6,734,008 shares of Series F preferred stock (which are
        convertible into           shares of common stock) was issued in a
        private placement in February 1999 to investment funds associated with Technology Crossover Ventures, General Atlantic and Lehman Brothers, pursuant to a Stock Purchase Agreement. The consideration received for such shares was $20,000,000.

     8. Warrants to purchase an aggregate of 673,401 shares of Series F
        preferred stock (which are convertible into        shares of common
        stock) were issued in a private placement in February 1999 to investment funds associated with Technology Crossover Ventures, General Atlantic and Lehman Brothers. The consideration received for such warrants was $1,000.

     9. An aggregate of 7,604,563 shares of Series G preferred stock (which are convertible into 5,069,709 shares of common stock) was issued in exchange for the outstanding shares of Series E preferred stock in February 1999 to investment funds associated with General Atlantic pursuant to a Stock Exchange Agreement.

     10. An aggregate of 33,334 shares of common stock was issued in a private placement in September 1999 to Edwin B. Lange, our Senior Vice President of North American Sales. The consideration received for such shares was $148,500.

     11. From May 20, 1997 to October 31, 1999, FirePond granted stock options to purchase an aggregate of 9,019,723 shares of common stock to directors, employees and consultants with exercise prices ranging from $3.95 to $7.22 per share pursuant to FirePond's 1997 Stock Option Plan. As of October 31, 1999, 57,736 shares of common stock have been issued upon exercise of options pursuant to Firepond's 1997 Stock Option Plan.

     12. Warrants to purchase an aggregate of 304,900 shares of common stock were issued in private placement transactions in October 1999 to a customer and strategic partners with an exercise price of $7.22 per share.

     13. Warrants to purchase an aggregate of 360,000 shares of common stock were issued in a private placement transaction in November 1999 to lenders, including investment funds affiliated with General Atlantic Partners and Technology Crossover Ventures, with an exercise price of $5.25 per share.

     No underwriters were used in connection with these sales and issuances. The sales and issuances of these securities were exempt from registration under the Securities Act pursuant to Rule 701 promulgated thereunder on the basis that these securities were offered and sold either pursuant to a written compensatory benefit plan or pursuant to written contracts relating to compensation, as provided by Rule 701, or pursuant to Section 4(2) of the Securities Act on the basis that the transactions did not involve a public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

   *1.1     Form of Underwriting Agreement.
   *3.1     Certificate of Incorporation of the Registrant.
   *3.2     Form of First Amended and Restated Certificate of
            Incorporation of the Registrant (to be filed prior to the
            effectiveness of the offering).
   *3.3     Form of Second Amended and Restated Certificate of
            Incorporation of the Registrant (to be filed following the consummation of this offering).
   *3.4     By-laws of the Registrant.
   *3.5     Form of First Amended and Restated By-laws of the Registrant
            (to be effective upon consummation of the offering).
   *4.1     Specimen certificate for shares of common stock, $.01 par
            value, of the Registrant.
   *5.1     Opinion of McDermott, Will & Emery as to the validity of the securities being offered.
 **10.1     Amended and Restated Registration Rights Agreement, dated
            February 23, 1999, between the Registrant and the
            Stockholders named therein.
  *10.2     Amended and Restated 1997 Stock Option Plan of the
            Registrant.
  *10.3     1999 Stock Option and Grant Plan of the Registrant.
  *10.4     1999 Director Plan of the Registrant.
 **10.5     Lease Agreement between Petrie Development Corp. and the
            Registrant, dated as of August 11, 1998.
 **10.6     Lease of 890 Winter Street, Waltham, Massachusetts between
            FirePond, Inc., as Tenant, and 890 Winter Street, L.L.C., as
            Landlord dated as of March 25, 1999.
   10.7     Consulting Agreement between the Registrant and Soft OS,
            Inc. dated January 23, 1999.
  +10.8     Software License Agreement between the Registrant and
            Silverstream Software Inc. dated as of March 18, 1999.
   10.9     Loan and Security Agreement between Registrant and Greyrock
            Business Credit Company dated as of July 31, 1998.
   10.9.1   First Amendment to Loan and Security Agreement between
            Registrant and Greyrock Business Credit Company dated June
            24, 1999.
   10.9.2   Second Amendment to Loan and Security Agreement between
            Registrant and Greyrock Business Credit Company dated as of
            July 8, 1999.
   10.9.3   Third Amendment to Loan and Security Agreement between
            Registrant and Greyrock Business Credit Company dated as of
            September 28, 1999.
 **10.10    Employment Agreement dated April 2, 1998 between Registrant and Klaus P. Besier.
 **10.11    Offer Letter dated May 11, 1998 between Registrant and
            Graham S. Williams.
 **10.12    Offer Letter dated October 21, 1998 between Registrant and
            Ilya G. Gorelik.
 **10.13    Offer Letter dated April 24, 1998 between Registrant and
            Steven J. Waters.
 **10.14    Offer Letter dated December 11, 1998 between Registrant and
            Paul K. McDermott.
   10.15    Product Use and General Services Agreement between the
            Registrant and General Motors dated as of August 1, 1994.

 +10.15.1   Amendment to Product Use and General Services Agreement
            between Registrant and General Motors Corporation dated as of June 26, 1998.
 +10.15.2   Purchase Order between Registrant and General Motors
            Corporation dated as of February 3, 1999.
 +10.15.3   Amendment to Product Use and General Services Agreement
            between Registrant and General Motors Corporation dated as of February 24, 1999.
  +10.16    Signature Plus Software License Agreement between the
            Registrant and BCBSM, Inc. dated as of December 18, 1998.
   10.17    Sublease between Registrant and Dataworks Corporation dated as of November 2, 1998.
  10.17.1   Addendum to Sublease Agreement between Registrant and
            Dataworks Corporation dated November 2, 1998.
   10.18    Sublease Agreement between Registrant and International
            Poison Center Consortium, Inc. dated as of December 8, 1998.
 **21.1     Subsidiaries
  *23.1     Consent of McDermott, Will & Emery (included in Exhibit 5.1 hereto).
 **23.2     Consent of Arthur Andersen LLP.
 **23.3     Consent of Deloitte & Touche LLP.
 **24.1     Powers of Attorney (included on page II-5).
 **27.1     Financial Data Schedule.

------------
 * To be filed by amendment to this Registration Statement.

** Previously Filed.

 + Confidential treatment has been requested for certain portions of this Exhibit. The confidential redacted information has been filed separately with the Securities and Exchange Commission.

     (b) Consolidated Financial Statement Schedules

     All schedules have been omitted because they are not required or because the required information is given in the Consolidated Financial Statements or Notes to those statements.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on November 24, 1999.

                                          FIREPOND, INC.

                                          By:      /s/ THOMAS F. CARRETTA
                                            ------------------------------------
                                                     Thomas F. Carretta
                                               Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                    TITLE                     DATE
                     ---------                                    -----                     ----

                         *                           Chairman, President, Chief       November 24, 1999
---------------------------------------------------    Executive Officer and
                  Klaus P. Besier                      Director (Principal Executive
                                                       Officer)

                         *                           Chief Financial Officer and      November 24, 1999
---------------------------------------------------    Vice President of Finance and
                 Paul K. McDermott                     Administration (Principal
                                                       Financial Officer and
                                                       Principal Accounting Officer)

                         *                           Director                         November 24, 1999
---------------------------------------------------
                  Paul R. Butare

                         *                           Director                         November 24, 1999
---------------------------------------------------
                 J. Michael Cline

                         *                           Director                         November 24, 1999
---------------------------------------------------
                 William O. Grabe

            By: /s/ THOMAS F. CARRETTA
  ----------------------------------------------
                 Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                         EXHIBIT DESCRIPTION
-------                        -------------------
  *1.1     Form of Underwriting Agreement.
  *3.1     Certificate of Incorporation of the Registrant.
  *3.2     Form of First Amended and Restated Certificate of
           Incorporation of the Registrant (to be filed prior to the
           effectiveness of the offering).
  *3.3     Form of Second Amended and Restated Certificate of
           Incorporation of the Registrant (to be filed following the consummation of this offering).
  *3.4     By-laws of the Registrant.
  *3.5     Form of First Amended and Restated By-laws of the Registrant
           (to be effective upon consummation of the offering).
  *4.1     Specimen certificate for shares of common stock, $.01 par
           value, of the Registrant.
  *5.1     Opinion of McDermott, Will & Emery as to the validity of the securities being offered.
**10.1     Amended and Restated Registration Rights Agreement, dated
           February 23, 1999, between the Registrant and the
           Stockholders named therein.
 *10.2     Amended and Restated 1997 Stock Option Plan of the
           Registrant.
 *10.3     1999 Stock Option and Grant Plan of the Registrant.
 *10.4     1999 Director Plan of the Registrant.
**10.5     Lease Agreement between Petrie Development Corp. and the
           Registrant, dated as of August 11, 1998.
**10.6     Lease of 890 Winter Street, Waltham, Massachusetts between
           FirePond, Inc., as Tenant, and 890 Winter Street, L.L.C., as
           Landlord dated as of March 25, 1999.
  10.7     Consulting Agreement between the Registrant and Soft OS,
           Inc. dated January 23, 1999.
 +10.8     Software License Agreement between the Registrant and
           Silverstream Software, Inc. dated as of March 18, 1999.
  10.9     Loan and Security Agreement between Registrant and Greyrock
           Business Credit Company dated as of July 31, 1998.
  10.9.1   First Amendment to the Loan and Security Agreement between the Registrant and Greyrock Business Credit Company dated
           June 24, 1999.
  10.9.2   Second Amendment to Loan and Security Agreement between
           Registrant and Greyrock Business Credit Company dated as of
           July 8, 1999.
  10.9.3   Third Amendment to Loan and Security Agreement between
           Registrant and Greyrock Business Credit Company dated as of
           September 28, 1999.
**10.10    Employment Agreement dated April 2, 1998 between Registrant and Klaus P. Besier.
**10.11    Offer Letter dated May 11, 1999 between Registrant and
           Graham S. Williams.
**10.12    Offer Letter dated October 21, 1998 between Registrant and
           Ilya G. Gorelik.
**10.13    Offer Letter dated April 24, 1998 between Registrant and
           Steven J. Waters.
**10.14    Offer Letter dated December 11, 1998 between Registrant and
           Paul K. McDermott.
  10.15    Product Use and General Services Agreement between the
           Registrant and General Motors dated as of August 1, 1994.
+10.15.1   Amendment to Product Use and General Services Agreement
           between Registrant and General Motors Corporation dated as of June 26, 1998.
+10.15.2   Purchase Order between Registrant and General Motors
           Corporation dated as of February 3, 1999.
+10.15.3   Amendment to Product Use and General Services Agreement
           between Registrant and General Motors Corporation dated as of February 24, 1999.
 +10.16    Signature Plus Software License Agreement between the
           Registrant and BCBSM, Inc. dated as of December 18, 1998.
  10.17    Sublease between Registrant and Dataworks Corporation dated as of November 2, 1998.
 10.17.1   Addendum to Sublease Agreement between Registrant and
           Dataworks Corporation dated as of November 2, 1998.

EXHIBIT
NUMBER                         EXHIBIT DESCRIPTION
-------                        -------------------
  10.18    Sublease Agreement between Registrant and International
           Poison Center Consortium, Inc. dated as of December 8, 1998.
**21.1     Subsidiaries.
 *23.1     Consent of McDermott, Will & Emery (included in Exhibit 5.1 hereto).
**23.2     Consent of Arthur Andersen LLP.
**23.3     Consent of Deloitte & Touche LLP.
**24.1     Powers of Attorney (included on page II-5).
**27.1     Financial Data Schedule.

------------
 * To be filed by amendment to this Registration Statement.

** Previously Filed.

 + Confidential treatment has been requested for certain portions of this Exhibit. The confidential redacted information has been filed separately with the Securities and Exchange Commission.